EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Imation Corp. on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277 and 333-35591) and on Form S-4 (Registration No. 333-28837), of our report dated February 8, 1999, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 26, 1999